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                                                                    EXHIBIT 11.1

                              AHL SERVICES, INC.

                      COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                      YEAR ENDED                SIX MONTHS ENDED
                                                     DECEMBER 31,                    JUNE 30,
                                                     ------------           --------------------------
                                                         1996                1996                1997
                                                        ------              ------              ------
Income Applicable to Common Stock
   Income before extraordinary items                    $2,171              $  849              $2,105
   Extraordinary items, net of taxes                         -                   -                (385)
                                                        ------              ------              ------
   Net income                                           $2,171              $  849              $1,720
                                                        ======              ======              ======

Weighted Average Shares
   Common shares                                         8,353               8,353               9,679
   Common share equivalents applicable to
      stock options and warrants outstanding               204                 204                 216
                                                        ------              ------              ------
   Weighted average common and common
      equivalent shares outstanding during
      the period                                         8,557               8,557               9,895
                                                        ======              ======              ======

Per Share Amount
   Income before extraordinary items                    $ 0.25              $  .10              $  .21
   Extraordinary items, net of taxes                         -                   -                (.04)
                                                        ------              ------              ------
   Net income                                           $ 0.25              $  .10              $  .17
                                                        ======              ======              ======
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